Exhibit 10.15

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of August 23, 2013, among SmartHeat Inc. (the “Company”), a Nevada corporation having an address at 1802 North Carson Street, Suite 212, Carson City, NV 89701, and Northtech Holdings Inc., a British Virgin Islands business company (“Northtech”), having an address at Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town Tortola, British Virgin Islands.

R E C I T A L S

A.     WHEREAS, a shareholder of the Company (the “Shareholder”) made a $100,000 payment on behalf of the Company to Nimbus Restructuring Manager (“NRM”), when the Company engaged NRM on April 23, 2012;

B.     WHEREAS, on May 24, 2013, the Company undertook to repay the Shareholder the $100,000 that the Shareholder paid to NRM (the “Obligation”); and

C.  WHEREAS, the Company desires to assign, and Northtech desires to assume, the Obligation in exchange for 200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Now, therefore, in consideration of the promises and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Assignment. The Company hereby transfers and assigns to Northtech, effective as of the date hereof, the Obligation.

2.     Assumption. Northtech hereby accepts the Obligation, effective as of the date hereof

3.     Consideration. In consideration of Northtech’s assumption of the Obligation and upon execution of this Agreement, the Company shall issue to Northtech 200,000 restricted shares of the Company’s Common Stock, which shares shall not be eligible for resale unless registered or an exemption from registration is provided for in the Securities Act in accordance with Rule 144.

4.     Governing Law. This Agreement and the rights and obligations of the parties hereto shall be interpreted, enforced in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction, without regard to the conflicts of law principles thereof.

5.     Mandatory Mediation.  This Agreement shall be governed by procedures other than litigation for settling all claims and disputes under the method set forth below:

(a) The parties hereto agree to attempt in good faith to settle any dispute arising under or relating to this agreement by mediation before the Hong Kong International Arbitration Centre (HKIAC) under the then-current version of HKIAC's Commercial Mediation Rules.

(b) In any mediation pursuant to Section 5(a):

(i)           the place of mediation shall be Hong Kong;

(ii)          three mediators shall be appointed, one each by the Company and Northtech, and one who shall be a New York-licensed attorney (the “chairperson”) by both parties’ mutual agreement;

(iii)         the mediators shall be proficient in the English language, and the chairperson shall be an attorney licensed to practice law in the State of New York.

(c) If the mediation is abandoned by the mediator or is otherwise concluded without the dispute being resolved, the parties may, at their option refer the dispute to arbitration at HKIAC in accordance with its then-current International Arbitration Rules.

6.     Amendment, Waiver, etc. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding on the parties hereto unless the same shall be in writing and duly executed by such parties, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the parties entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

7.     No Third Party Beneficiaries. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns.  Nothing in this Agreement, whether express or implied, shall be construed to give any person (other than the parties hereto and their respective legal representatives, successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement.

8.     Further Assurances. On and after the date hereof, the Company and Northtech shall take all reasonable action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions of this Agreement or consummate any of the transactions contemplated by this Agreement.

9.     Headings. Section headings contained herein are for convenience of reference only and shall in no way affect the meaning or interpretation of the terms and provisions hereof.

10.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which shall together constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SMARTHEAT INC.

By:	/s/ Oliver Bialowons
Name: Oliver Bialowons
Title: President

NORTHTECH HOLDINGS, INC.

By:	/s/ Xudong Wang

[Signature Page to Assignment and Assumption Agreement]